Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 5, 2006, except for Note 16, as to which the date is April 7, 2006, with respect to the consolidated financial statements of Aircast Incorporated for the year ended December 31, 2005 and the period from October 22, 2004 (inception) to December 31, 2004, and of our report dated May 18, 2005 with respect to the combined financial statements and other financial information of Aircast, Inc. and Aircast International Sales, LLC for the period from January 1, 2004 through December 7, 2004 and the year ended December 31, 2003, in Amendment No. 1 to Registration Statement (Form S-4) and related Prospectus of DJO Finance LLC and DJO Finance Corporation for the registration of $575 million aggregate principal amount of 10 7/8% Senior Notes due 2014.

                      /s/ ERNST & YOUNG LLP

Metro Park, New Jersey
June 10, 2008

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 26, 2007, with respect to the consolidated financial statements and schedule of DJO Incorporated included in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of DJO Finance LLC and DJO Finance Corporation for the registration of $575 million aggregate principal amount of 10 7/8% Senior Notes due 2014.

                      /s/ ERNST & YOUNG LLP

San Diego, California
June 10, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 2008, in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of DJO Finance LLC and DJO Finance Corporation for the registration of $575 million aggregate principal amount of 10 7/8% Senior Notes due 2014.

                      /s/ ERNST & YOUNG LLP

San Diego, California
June 10, 2008